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EXHIBIT 21.1  SUBSIDIARIES OF THE REGISTRANT



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

Company                                                          Domicile
-------                                                          --------
SCPIE Holdings Inc.                                              Delaware
        SCPIE Indemnity Company                                  California
        American Healthcare Indemnity Company                    Delaware
        American Healthcare Specialty Insurance Company          Arkansas
        SCPIE Management Company                                 California
               SCPIE Insurance Services Inc.                     California
               SCPIE Management Services Inc.                    California
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